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                                                                      EXHIBIT 23
                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-32429) pertaining to the Employee Investment Program of Federal-Mogul Corporation of our report dated June 26, 2000, with respect to the financial statements and schedule of the Federal-Mogul Corporation Employee Investment Program included in this Annual Report (Form 11-K) for the year ended December 31, 1999.




/s/ Ernst & Young LLP

Detroit, MI
June 26, 2000